Exhibit 10.12

SECOND AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT, AMENDMENT TO CARRY GUARANTY AND REAFFIRMATION OF GUARANTEES AND ENVIRONMENTAL INDEMNITY

THIS SECOND AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT, AMENDMENT TO CARRY GUARANTY AND REAFFIRMATION OF GUARANTEES AND ENVIRONMENTAL INDEMNITY (this “Amendment and Reaffirmation”) is made as of September 23, 2022 (the “Effective Date”), by and among STWD 2021-FL2, LTD., an exempted company with limited liability under the laws of the Cayman Islands, as successor-in-interest to Initial Lender (defined below) (in such capacity, together with its successors and assigns, “Lender”), 1350 S DIXIE LLC, a Delaware limited liability company (“Borrower”), STWD 2021-FL2, LTD., an exempted company with limited liability under the laws of the Cayman Islands, as successor-in-interest to Starwood Property Mortgage Sub-12-A, L.L.C., a Delaware limited liability company, as administrative agent for the Lenders (in such capacity, together with its successors and assigns, “Administrative Agent”), and CHARLES D. NOLAN, JR., an individual (“Guarantor”).

RECITALS:

A. Pursuant to that certain Amended and Restated Loan and Security Agreement dated as of November 19, 2021, by and among Borrower, Starwood Property Mortgage Sub-12-A, L.L.C., a Delaware limited liability company (together with its successors and assigns, “Initial Lender”), the other Lenders (as defined in the Existing Loan Agreement) a party thereto, and Administrative Agent, as modified pursuant to that certain First Amendment to Amended and Restated Loan and Security Agreement and Reaffirmation of Guarantees and Environmental Indemnity, dated as of February 14, 2022, by and among Borrower, Lenders and Administrative Agent (collectively, the “Existing Loan Agreement”; the Existing Loan Agreement, as amended by this Amendment and Reaffirmation, and as the same may be further amended, restated, replaced, supplemented, renewed, extended or otherwise modified from time to time, the “Loan Agreement”), the Lenders made a loan to Borrower in the maximum principal amount of $116,250,000 (the “Loan”). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Loan Agreement.

B. The parties hereto desire to (i) amend the Existing Loan Agreement, (ii) amend the Carry Guaranty and (iii) reaffirm the obligations of Guarantor under the Guarantees and the Environmental Indemnity.

NOW THEREFORE, in consideration of the foregoing and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby consent and agree as follows:

AGREEMENT:

1. Amendments to Loan Agreement. The Existing Loan Agreement is hereby amended as follows:

(a) The definition of “Interest Rate Cap Agreement” in Section 1.1 of the Existing Loan Agreement is hereby modified by amending and restating clause (ii) thereof in its entirety as follows:

“(ii) Term. The term of the Interest Rate Cap Agreement shall at all times comply with the requirements set forth in Section 11.1 hereof.”

(b) The following definitions in Section 1.1 of the Existing Loan Agreement are hereby deleted in their entirety and the following corresponding definitions are substituted therefor:

“Alternative Rate” means, for any Interest Period, the greater of (a) the sum of (i) the Alternative Rate Spread, plus (ii) the Alternative Rate Index for such Interest Period, and (b) the sum of (i) the Spread, plus (ii) the Term SOFR Floor.

“Alternative Rate Index” means the Replacement Rate Index; provided, however, that, if an Alternative Rate Trigger has occurred and a Replacement Rate Index and Replacement Spread have not yet been selected by Administrative Agent in accordance with the terms, provisions and conditions of this Agreement, the Alternative Rate Index shall be the Prime Rate Index.

“Alternative Rate Spread” means the Replacement Spread; provided, however, that, if an Alternative Rate Trigger has occurred and a Replacement Rate Index and Replacement Spread have not yet been selected by Administrative Agent in accordance with the terms, provisions and conditions of this Agreement, the Alternative Rate Spread shall be the Prime Rate Spread.

“Alternative Rate Strike Price” means an Alternative Rate Index rate that, if used to determine the monthly Debt Service payment amount on the first Payment Date during which the Interest Rate is an Alternative Rate, would result in a Debt Service Coverage Ratio equal to the Debt Service Coverage Ratio calculated as of the last day that the Interest Rate was Term SOFR using the then-applicable strike price (in lieu of the then-applicable Interest Rate) to determine the monthly Debt Service payment amount.

“Alternative Rate Trigger” means Administrative Agent’s good faith determination, in a manner consistent with similarly situated loans in Administrative Agent’s commercial real estate loan portfolio, that (i) adequate and reasonable means do not exist for ascertaining the then-applicable Rate Index or, if the then-applicable Rate Index is Term SOFR, that a contingency has occurred which materially and adversely affects the SOFR Market at which Administrative Agent prices loans (which determination by Administrative Agent shall be conclusive and binding on Borrower in the absence of manifest error), (ii) a Change in Law shall make it unlawful for any Lender to maintain the Rate Index with respect to the Loan, or any portion thereof, (iii) the then-applicable Rate Index will not adequately and fairly reflect the actual cost to the Lenders of making or maintaining the Loan, (iv) a different floating rate index has become generally accepted by market participants in commercial real estate loans for loans similar in size and character to the Loan as an alternative to the then-applicable Rate Index or (v) if elected by Administrative Agent, any institutional warehouse or repurchase lender that is not an Affiliate of Administrative Agent providing financing backed in whole or in part by an interest in the Loan has changed the Rate Index applicable to the Loan.

“Business Day” means any day other than a Saturday, Sunday or any other day on which state or national banks in New York, New York are not open for business.

“Interest Determination Date” means, with respect to any Interest Period, the Term SOFR Determination Day or, if the Interest Rate is an Alternative Rate, the date which is two (2) Business Days prior to the day on which such Interest Period commences; provided, however, that with respect to the initial Interest Period, the Interest Determination Date shall be the Closing Date.

“Interest Rate” means, for any Interest Period, the sum of (a) the Spread, plus (b) Term SOFR for such Interest Period; (provided, however, that during any period in which the Alternative Rate is determined by Administrative Agent to be in effect, “Interest Rate” means, for any Interest Period, the Alternative Rate for such Interest Period).

“Prime Rate Spread” means the number of basis points determined by Administrative Agent as the sum of (i) Term SOFR last in effect for the Interest Period immediately prior to the date on which Administrative Agent has determined that the Alternative Rate is in effect with respect to the Loan, plus (ii) the Spread, less (iii) the Prime Rate Index in effect as of the last date of its determination pursuant to the definition thereof immediately prior to the date on which Administrative Agent has determined that the Alternative Rate is in effect with respect to the Loan.

“Replacement Rate Index” means a floating rate market index (i) that is commonly accepted by market participants in commercial real estate loans for loans similar in size and character to the Loan as a benchmark index (or the then-applicable Alternative Rate Index, as the case may be), as determined by Administrative Agent in its sole but good faith discretion, or (ii) then being used by any institutional warehouse or repurchase lender that is not an Affiliate of Administrative Agent providing financing backed in whole or in part by an interest in the Loan. Administrative Agent’s determination of the Replacement Rate Index shall be binding and conclusive on Borrower absent manifest error, provided that such determination shall be made in a manner consistent with similarly situated loans in Administrative Agent’s commercial real estate loan portfolio. The Replacement Rate Index may or may not be the lowest rate at which Administrative Agent prices loans on the date which the Replacement Rate Index is determined by Administrative Agent as set forth above.

“Replacement Spread” means the number of basis points determined by Administrative Agent as the sum of (i) Term SOFR last in effect for the Interest Period immediately prior to the date on which Administrative Agent has determined that the Alternative Rate is in effect with respect to the Loan, plus (ii) the Spread, less (iii) the Replacement Rate Index in effect as of the last date of its determination pursuant to the definition thereof immediately prior to the date on which Administrative Agent has determined that the Alternative Rate is in effect with respect to the Loan.

“Spread” means 235 basis points (i.e., 2.35%) per annum; provided, however, that if, at any point during the Term of the Loan, Administrative Agent determines that the Property has achieved a Debt Yield of not less than 675 basis points (i.e., 6.75%) for one calendar quarter, commencing on the next succeeding Payment Date and continuing through the Term of the Loan, “Spread” shall mean 210 basis points (i.e., 2.10%) per annum.

(c) Section 1.1 of the Existing Loan Agreement is hereby amended by adding the following new defined terms in the appropriate alphabetical order:

“Initial Interest Rate Cap Agreement” has the meaning set forth in Section 11.1 hereof.

“Rate Index” means either Term SOFR or the Alternative Rate Index, as in effect hereunder on the date of determination.

“Second Amendment Date” shall mean September 23, 2022.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“Term SOFR” means, with respect to each Interest Period, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Term SOFR Determination Day”) that is two (2) U.S. Government Security Business Days prior to the day on which such Interest Period commences, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Term SOFR Determination Day the Term SOFR Reference Rate for a tenor of one month has not been published by the Term SOFR Administrator, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Security Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Security Business Day is not more than three (3) U.S. Government Security Business Days prior to such Term SOFR Determination Day; provided, further, that if Term SOFR determined as provided above (including pursuant to the proviso above) shall ever be less than the Term SOFR Floor, then Term SOFR shall be deemed to be the Term SOFR Floor.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by Administrative Agent in its reasonable discretion, provided that such selection shall be made in a manner consistent with similarly situated loans in Administrative Agent’s commercial real estate loan portfolio.

“Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.

“Term SOFR Floor” means 0.15% per annum.

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

(d) The following definitions in Section 1.1 of the Existing Loan Agreement are hereby deleted in their entirety: “Early Opt-In Election”; “LIBOR”; “LIBOR Floor”; “LIBOR Loan”; LIBOR Rate”; “London Business Day”; and “Reserve Requirements”.

(e) Section 2.13 of the Existing Loan Agreement is hereby amended and restated in its entirety as follows:

“2.13 Term SOFR Unascertainable.

(a) Administrative Agent’s obligation to maintain interest based on the then-applicable Rate Index shall be suspended and the Interest Rate shall be based on the Alternative Rate upon the occurrence of an Alternative Rate Trigger. Computation of the Interest Rate based on the Alternative Rate shall continue until Administrative Agent determines that the circumstances giving rise to Administrative Agent’s substitution of the Alternative Rate Index for Term SOFR no longer exist. Administrative Agent shall promptly notify Borrower and Lenders of each such determination.

(b) In connection with the use or administration of Term SOFR, Administrative Agent will have the right to make Conforming Changes from time to time that Administrative Agent deems reasonably necessary and/or advisable and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. Administrative Agent will promptly notify Borrower and Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.

(c) In connection with the use, administration, adoption or implementation of an Alternative Rate, Administrative Agent will have the right to make Conforming Changes from time to time that Administrative Agent deems reasonably necessary and/or advisable and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. Administrative Agent will promptly notify Borrower and Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of an Alternative Rate.”

(f) Section 2.15 of the Existing Loan Agreement is hereby amended and restated in its entirety as follows:

“2.15 Legal Requirements.

(a) If any Regulatory Change shall (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender, (ii) subject any Lender to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes, and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, or (iii) impose on any Lender or the SOFR market any other condition, cost or expense (other than Taxes) affecting this Agreement or the Loan made by such Lender or participation therein, and the result of any of the foregoing circumstances described in clauses (i) through (iii) shall be to increase the cost to such Lender of making, converting to, continuing or maintaining the Loan or of maintaining its obligation to make any advances under the Loan, or to reduce the amount of any sum received or receivable by such Lender (whether of principal, interest or any other amount) then, in any such case, within ten (10) Business Days after written demand by such Lender (with a copy to Administrative Agent), which demand shall be accompanied by a certificate showing, in reasonable detail, the calculation of such amount or amounts, and provided that such Lender is generally exercising rights similar to those set forth in this Section 2.15(a) against other borrowers similarly situated to Borrower, Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b) If any Lender determines that any Regulatory Change affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loan made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Regulatory Change (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), and such determination is consistently applied by such Lender to similarly situated loans and similar borrowers, then, from time to time, within ten (10) Business Days after written demand by such Lender (with a copy to Administrative Agent), which demand shall be accompanied by a certificate showing, in reasonable detail, the calculation of such amount or amounts, and provided that such Lender is generally exercising rights similar to those set forth in this Section 2.15(a) against other borrowers similarly situated to Borrower, Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c) Each Lender shall promptly notify Borrower and Administrative Agent in writing of any event of which it has knowledge, occurring after the Closing Date, which will entitle such Lender to compensation pursuant to this Section 2.15 and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the good faith judgment of such Lender, be otherwise disadvantageous in any material respect to such Lender. A certificate of any Lender claiming compensation under this Section 2.15 and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining any such amount, each such Lender may use any reasonable averaging and attribution methods.”

(g) Section 11.1 of the Existing Loan Agreement is hereby amended and restated in its entirety as follows:

“11.1 Interest Rate Cap Agreement. Borrower shall, on or prior to the Second Amendment Date, (a) obtain an Interest Rate Cap Agreement (the “Initial Interest Rate Cap Agreement”) with a term expiring no earlier than the first anniversary of the Second Amendment Date, with an Approved Counterparty and having a strike rate (the “Strike Price”) equal to (or, at Borrower’s option, lower than) three and fifteen hundredths percent (3.15%), and (b) collaterally assign to Administrative Agent, for the benefit of the Lenders, pursuant to an Assignment of Interest Rate Cap Agreement, all of its right, title and interest to receive any and all payments under such Interest Rate Cap Agreement. Prior to the expiration of the Initial Interest Rate Cap Agreement, Borrower shall either (i) extend the term of the Initial Interest Rate Cap Agreement to a date not earlier than the Initial Maturity Date, or (ii) (x) purchase a new Interest Rate Cap Agreement with a term expiring no earlier than the Initial Maturity Date and (y) collaterally assign to Administrative Agent, for the benefit of the Lenders, pursuant to an Assignment of Interest Rate Cap Agreement, all of its right, title and interest to receive any and all payments under such new Interest Rate Cap Agreement. Upon the occurrence of an Alternative Rate Trigger, Borrower shall, within ten (10) Business Days after conversion of all or a portion of the Loan to an Alternative Rate Loan: (i) provide an Interest Rate Cap Agreement which has the effect of capping the Alternative Rate Index rate at a strike price equal to (or, at Borrower’s option, lower than) the Alternative Rate Strike Price; and (ii) collaterally assign to Administrative Agent, for the benefit of the Lenders, pursuant to an Assignment of Interest Rate Cap Agreement, all of its right, title and interest to receive any and all payments under such Interest Rate Cap Agreement. Notwithstanding the foregoing, if the Alternative Rate Index is not publicly recognized by ISDA as an alternative to Term SOFR (or any other then-applicable Rate Index) and/or ISDA has not approved an amendment to hedge agreements generally providing such Alternative Rate Index as a standard alternative to Term SOFR (or any other then-applicable Rate Index), Borrower shall purchase such other hedging product as reasonably determined by Administrative Agent or, in the event such product is not commercially available, Borrower and Administrative Agent shall cooperate to find a mutually agreeable alternative to an Interest Rate Cap Agreement that would afford the applicable Lender(s) substantially equivalent protection from increases in the interest rate.”

(h) The Existing Loan Agreement is hereby amended by amending and restated Section 17.6 thereof in its entirety as follows:

“17.6 Excess Cash Flow Reserve Account. During any Cash Management Period, all Excess Cash Flow shall be collected by Administrative Agent for the ratable benefit of the Lenders and all such amounts shall be held by Administrative Agent as additional security for the Loan (the account in which such amounts are held, the “Excess Cash Flow Reserve Account”) and shall be applied in accordance with Section 5.1.6 hereof. Upon the occurrence of a Cash Management Termination Event with respect to any Cash Management Period, any amounts remaining in the Excess Cash Flow Reserve Account shall be released to Borrower. If an Event of Default has occurred and remains outstanding, then Administrative Agent shall apply such funds as determined by Administrative Agent. Any Excess Cash Flow remaining on deposit in the Excess Cash Flow Reserve Account upon the satisfaction in full of the Debt (exclusive of any indemnification or other obligations which are expressly stated in any of the Loan Documents to survive the satisfaction of the Note(s) in full, shall be disbursed to Mezzanine Administrative Agent for application in accordance with the Mezzanine Loan Documents, or if the Mezzanine Loan shall no longer be outstanding, to Borrower. Notwithstanding anything to the contrary contained herein, including, without limitation, Section 5.1.6(a)(xi), (a) provided no Event of Default exists, upon written request from Borrower from time to time, Administrative Agent shall disburse amounts on deposit in the Excess Cash Flow Reserve Account to Borrower for the payment of REIT Compliance Distributions, (b) provided no Event of Default exists, upon written request from Borrower, Administrative Agent shall disburse amounts on deposit in the Excess Cash Flow Reserve Account to Borrower for payment of the costs to obtain any Interest Rate Cap Agreement required pursuant to this Agreement, and (c) other than amounts disbursed to Borrower pursuant to the foregoing clauses (a) and (b), Borrower shall not be entitled to receive any disbursements of amounts on deposit in the Excess Cash Flow Reserve Account as long as any portions of the TI/LC Allocation, the Hotel Unit Work Allocation and/or the Interest/OpEx Allocation remain to be advanced by Lenders hereunder.”

(i) All references in the Existing Loan Agreement to “this Agreement” shall be deemed to be references to the Existing Loan Agreement as amended by this Amendment and Reaffirmation.

2. Amendments to Carry Guaranty. The Carry Guaranty is hereby amended as follows:

(a) Section 1.2 of the Carry Guaranty is hereby amended and restated in its entirety as follows:

“1.2 Definition of Guaranteed Obligations. As used herein, the term “Guaranteed Obligations” shall mean the sum of the following costs actually incurred and/or accrued during the Term of the Loan (but without duplication): (i) all Operating Expenses and any other charges, expenses and costs incurred in connection with the ownership, operation, management and maintenance of the Property (in excess of the sum of any undisbursed Advances and Mezzanine Advances allocated in the Budget to pay such Operating Expenses and other charges, expenses and costs); (ii) all interest payable with respect to the Loan pursuant to the Loan Agreement, the Note and the other Loan Documents (in excess of the sum of any undisbursed Advances and Mezzanine Advances allocated in the Budget to pay such interest with respect to the Loan); (iii) the cost of insurance premiums and other charges in connection with maintaining insurance for the Property in accordance with, and as required by, the Loan Agreement (in excess of the sum of (A) any undisbursed Advances and Mezzanine Advances allocated in the Budget to pay such insurance costs and (B) the amount then on deposit in the Insurance Reserve Account); (iv) all Impositions levied or assessed or imposed against the Property or any part thereof, together with all interest and penalties thereon (in excess of the sum of (A) any undisbursed Advances and Mezzanine Advances allocated in the Budget to pay such Impositions and (B) the amount then on deposit in the Tax Reserve Account); (v) all fees, costs and expenses of Lenders and Administrative Agent as and when due and payable by Borrower pursuant to the Loan Documents; (vi) all of Borrower’s obligations, as and when the same shall become due and payable under the Loan Agreement, to make deposits to the Tax Reserve Account and the Insurance Reserve Account; and (vii) from and after the date that the Property achieves a Debt Service Coverage Ratio of at least 1.25:1.00 as determined by Administrative Agent in its sole and absolute discretion, with respect to any Interest Period for which Term SOFR exceeds 2.90%, a portion (the “Guaranteed Interest Portion”) of the interest payable with respect to the Loan pursuant to the Loan Agreement, the Note and the other Loan Documents equal to (A) the amount, not to exceed 0.25%, by which Term SOFR for such Interest Period exceeds 2.90% multiplied by (B) the outstanding principal amount of the Loan, provided that all payments made by Borrower or any other Person or sums otherwise applied against the interest payable with respect to any such Interest Period described in this clause (vii) shall be allocated first to that portion of such interest other than the Guaranteed Interest Portion and only lastly to the Guaranteed Interest Portion. Notwithstanding anything to the contrary contained in this Guaranty, (a) the term Guaranteed Obligations does not include the payment of any principal due under the Loan, and (b) if Administrative Agent shall apply amounts held in the Collateral Accounts to payment of the Debt which would have otherwise been available for the payment of amounts required to be paid under clauses (i) through (vii) above, then Guarantor’s liability hereunder shall be reduced dollar-for-dollar by an aggregate amount equal to the amounts that were previously held in such Collateral Accounts but so applied to payment of the Debt.

Notwithstanding anything herein to the contrary, any funds recovered by Mezzanine Administrative Agent or the Mezzanine Lender from Guarantor pursuant to that certain Mezzanine Guaranty of Carry Costs dated as of the date hereof, given by Guarantor to Mezzanine Administrative Agent (the “Mezzanine Carry Guaranty”), on account of clauses (i), (iii) and/or (iv) of the definition of “Guaranteed Obligations” set forth in the Mezzanine Carry Guaranty and actually applied by Mezzanine Administrative Agent or Mezzanine Lender to such Guaranteed Obligations shall reduce, on a dollar-for-dollar basis, the amount of the corresponding Guaranteed Obligations under this Guaranty, if any, due hereunder.”

(b) Section 1.13 of the Carry Guaranty is hereby amended by deleting clause (d) of the first paragraph thereof in its entirety and replacing it with the following:

“(d) except with respect to the Guaranteed Obligations described in clause (vii) of Section 1.2 hereof as the Guaranteed Interest Portion, the Property achieving a Debt Service Coverage Ratio of at least 1.25:1.00 (the “DSCR Threshold”) as determined by Administrative Agent in its sole and absolute discretion (but Guarantor shall remain liable for any Guaranteed Obligations that accrued prior to achieving such DSCR Threshold)”.

3. Reaffirmation of Guarantees and Environmental Indemnity. Guarantor hereby: (i) acknowledges and consents to the execution and delivery of this Amendment and Reaffirmation; (ii) ratifies and confirms all of the terms, covenants, conditions and obligations contained in the Recourse Guaranty, the Payment Guaranty, the Carry Guaranty (as amended pursuant to this Amendment and Reaffirmation) and the Environmental Indemnity (collectively, the “Guarantor Documents”); (iii) reaffirms the continuing validity of the Guarantor Documents and that Guarantor’s obligations and rights under the Guarantor Documents are and shall remain in full force and effect and enforceable in accordance with their respective terms, and there are no claims, counterclaims, offsets, defenses, defaults or events which, with the passage of time or giving of notice, would constitute a default with respect to any of the Guarantor Documents; (iv) acknowledges and agrees that Administrative Agent’s and Lender’s request for Guarantor’s consent to the execution and delivery of this Amendment and Reaffirmation shall not be construed as requiring consent by Guarantor to any future modification or amendment of any documents or instruments pertaining to Borrower’s obligations to Administrative Agent and/or the Lenders; (v) acknowledges and agrees that it has had the opportunity to review this Amendment and Reaffirmation, and all other documents, instruments and agreements executed by Borrower in connection with the modifications contemplated hereby and thereby and is entering into this Amendment and Reaffirmation with full knowledge of each of the foregoing; and (vi)  waives any and all rights of subrogation, reimbursement, indemnity, contribution or any other claim arising from the existence or performance of the Guarantor Documents which Guarantor may now or hereafter have against Borrower or any other person (or their respective properties) directly or contingently liable for the obligations of Borrower until such time as the Loan has been paid and satisfied in full and all obligations owed to the Lenders under the Loan Documents have been fully performed, subject in all events, to the terms of the Guarantor Documents (including, without limitation, Sections 1.9 and 6.15 of each of the Recourse Guaranty, the Payment Guaranty and the Carry Guaranty).

4. Borrower’s Reaffirmation. Borrower represents, warrants and covenants to Administrative Agent and the Lenders that the Loan Documents to which Borrower is a party (as modified by this Amendment and Reaffirmation) are in full force and effect and enforceable in accordance with their respective terms, and there are no claims, counterclaims, offsets, defenses, defaults or events which, with the passage of time or giving of notice, would constitute a default with respect to the Loan Documents or the obligations evidenced thereby.

5. Authority. Each party hereto represents and warrants that such party is (a) authorized to enter into this Amendment and Reaffirmation and (b) has obtained all necessary consents, if any, needed to enter into this Amendment and Reaffirmation.

6. Payment of Transaction Expenses. Borrower shall pay the reasonable out-of-pocket costs and expenses incurred by Administrative Agent and the Lenders in connection with the transactions contemplated herein or otherwise outstanding as of the date hereof (collectively, the “Transaction Expenses”), including reasonable legal fees and disbursements of Administrative Agent and Lenders’ counsel, any recording costs, taxes, and other charges, costs and fees actually incurred by Administrative Agent and Lenders in connection with the preparation, negotiation, execution and delivery of this Amendment and Reaffirmation.

7. Acknowledgment of Debt Owed. The parties hereto acknowledge and agree that as of the Effective Date, the outstanding principal balance of the Loan is $111,135,857.03 and the principal amount of $5,114,142.97 remains available to be advanced under the Loan.

8. Claims or Defenses; Release. Borrower and Guarantor, on behalf of themselves, each of their respective successors and assigns, and each of their Affiliates, acknowledge and agree that, as of the date hereof, they have no defenses, counterclaims, offsets, cross-complaints, causes of action, rights, claims or demands of any kind or nature whatsoever against Administrative Agent, any Lender, any loan participant, any servicer or any of their respective Affiliates, including, without limitation, any usury or lender liability claims or defenses, arising out of the Loan or the Loan Documents or, in connection with the Loan or this Amendment and Reaffirmation. Each of Borrower and Guarantor further acknowledge that to the extent that any claim as described above should in fact exist on the date hereof, including, without limitation, any usury or lender liability claim or defense, it is hereby fully, finally and irrevocably released by Borrower and Guarantor. Moreover and notwithstanding anything to the contrary contained herein or in any of the Loan Documents, in consideration of the execution and delivery of this Amendment and Reaffirmation, the Borrower Parties, on behalf of themselves and their respective successors and assigns, hereby fully, forever and irrevocably release, discharge and acquit the Released Parties (as defined below) of and from any and all rights, claims, demands, obligations, liabilities, indebtedness, breaches of contract, breaches of duty or any relationship, acts, omissions, misfeasance, malfeasance, cause or causes of action, debts, sums of money, accounts, compensations, contracts, controversies, promises, damages, costs, losses and expenses of every type, kind, nature, description or character, and irrespective of how, why by reason of what facts, whether heretofore or now existing or that could, might, or may be claimed to exist, of whatever kind or name, whether known or unknown, suspected or unsuspected, liquidated or unliquidated, claimed or unclaimed, whether based on contract, tort, breach of any duty, or other legal or equitable theory of recovery, each as though fully set forth herein at length that in any way arise from the Loan, or the administration thereof, the Loan Documents, or the collateral for the Loan, as well as any action or inaction of the Released Parties or any of them with respect to the Loan or the administration thereof. As used herein, the term “Released Parties” means Administrative Agent, each Lender and their respective past and present affiliates and participants, and their respective past and present constituent members, partners, participants, officers, directors, servicers, agents, attorneys (including their external counsel), accountants, and employees of each and all of the foregoing entities, and their respective successors, heirs and assigns. Each of the Borrower Parties acknowledge and agree that factual matters now unknown to them may have given or may hereafter give rise to causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which are presently unknown, unanticipated and unsuspected for the period prior to the date hereof, and the Borrower Parties further agree, represent and warrant that the waivers and releases herein have been negotiated and agreed upon in light of that realization and that the Borrower Parties nevertheless hereby intend to release, discharge and acquit the Released Parties from any such unknown causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses.

9. Conditions Precedent to Effective Date. The terms and provisions of this Amendment and Reaffirmation shall be deemed effective from and after the Effective Date subject to the satisfaction of each of the following conditions precedent:

(a) Loan Documents. Administrative Agent shall have received and approved a fully executed original of this Amendment and Reaffirmation.

(b) Expenses. Borrower shall have paid all of the Transaction Expenses.

10. Governing Law. This Amendment and Reaffirmation shall be governed in accordance with the terms and provisions of Section 20.3 of the Loan Agreement.

11. Conflicts or Inconsistencies. This Amendment and Reaffirmation is entered into pursuant to and subject to the terms set forth in the Loan Agreement. In the event of a conflict or inconsistency between the terms set forth in this Amendment and Reaffirmation and the Loan Agreement, the terms of this Amendment and Reaffirmation shall control.

12. Severability. Wherever possible, each provision of this Amendment and Reaffirmation shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment and Reaffirmation shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment and Reaffirmation.

13. Counterparts. This Amendment and Reaffirmation may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute one document. Signatures delivered by email (in.pdf format) shall be considered binding with the same force and effect as original signatures.

14. Successors and Assigns. This Amendment and Reaffirmation shall inure to the benefit of and shall be binding on the parties hereto and their respective successors and assigns.

15. Amendments. This Amendment and Reaffirmation may not be modified, amended, waived, changed or terminated orally, but only by an agreement in writing signed by the party against whom the enforcement of the modification, amendment, waiver, change or termination is sought.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Reaffirmation to be duly executed by their duly authorized representatives, all as of the day and year first above written.

BORROWER:

1350 S DIXIE LLC,
a Delaware limited liability company

By:	/s/ Brent M. Reynolds
Brent M. Reynolds
Authorized Representative

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LENDER:

STWD 2021-FL2, LTD., an exempted company
with limited liability under the laws of the Cayman Islands

By: STWD Investment Management, LLC, as Collateral Manager

By:	/s/ Aaron Allardyce
	Name:	Aaron Allardyce
	Title:	Vice President

ADMINISTRATIVE AGENT:

STWD 2021-FL2, LTD., an exempted company
with limited liability under the laws of the Cayman Islands

By: STWD Investment Management, LLC, as Collateral Manager

By:	/s/ Aaron Allardyce
	Name:	Aaron Allardyce
	Title:	Vice President

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GUARANTOR:

/s/ Charles D. Nolan, Jr.
CHARLES D. NOLAN, JR.